The DII Group

                              Amended and Restated

                        1994 EMPLOYEE STOCK PURCHASE PLAN

                       (as amended through July 27, 1997)


1.   Purposes.

         The DOVatron International, Inc. 1994 Employee Stock Purchase Plan (the "Plan") is intended to provide an incentive for employees of DOVatron International, Inc. (the "Company") and its Subsidiaries (as hereinafter defined) to acquire a proprietary interest in the Company through the purchase of ordinary shares (as hereinafter defined) of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit the participation in a manner consistent with the requirements of such section of the Code.

2.   Definitions.

     (a) "Base Pay" means regular straight-time earnings, excluding payments for overtime, shift premium, incentive compensation, bonuses, and other special payments.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Committee" means the Committee of the Board described in Paragraph 12 hereof.

     (d) "Ordinary Shares" means the ordinary shares, S$0.01 par value per share, of the Company.

     (e) "Company" shall also include each Subsidiary of DOVatron International, Inc., unless the context otherwise requires.

     (f) "Employee" means any person who is customarily employed by the Company or any Subsidiary for more than 20 hours per week on a full or part-time basis.

     (g) "Participant" shall mean each eligible Employee who is having an amount withheld from his Base Pay under Paragraph 6 hereof at the time of reference.

     (h) "Subsidiary" means any corporation or other entity in which the Company owns, directly or indirectly, eighty percent (80%) or more of the combined voting power of all classes of stock or other ownership interest in the entity.

     (i) "Trading Day" shall mean a day on which national stock exchanges in the United States are open for trading.

3.   Eligibility.

     (a) Participation in the Plan is voluntary. Any Employee who shall have completed six months' Employment and shall be employed by the Company on the date his participation in the Plan is to become effective


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shall be eligible to participate in the Plan; provided,  however, that the Board or the Committee, as the case may be, shall have the power, subject to the requirements of Section 423 of the Code and Rule 16b-3 (as defined in Section 12 below), in each case, as amended and in effect from time to time, and upon its determination that such waiver is appropriate and in the best interests of the Company, to waive the six-month employment requirement and to fix, or to delegate to the officers of the Corporation the authority to fix, the terms and conditions of any such waiver.

     (b) Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option to participate in the Plan:

          (i) if, immediately after the grant, such Employee (or any other person whose shares would be attributed to such Employee pursuant to
     Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares, possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any subsidiary of the Company (for purposes of this Paragraph the rules of Section 425(d) of the Code shall apply in determining shares ownership of any Employee); or

          (ii) which permits his rights to purchase shares under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the Ordinary Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of this Paragraph 3(b)(ii) the provisions of Section 423(b)(8)(A), (B) and (C) of the Code shall be applicable.

4.   Shares Subject to the Plan and Offerings.

     (a) The total number of Ordinary Shares which may be issued upon the exercise of options granted under the Plan shall not exceed 200,000 (subject to adjustment as provided in Paragraph 16), and such shares shall be unissued shares. If any option which shall have been granted shall expire or terminate for any reason without having been exercised in full, the unpurchased shares shall again become available for purposes of the Plan (unless the Plan shall have been terminated).

     (b) The Plan will be implemented by one or more offerings ("Offering" or "Offerings") with a new Offering commencing on the first Trading Day on or after January 1 and July 1 of each year, or on such other date as the Committee shall determine, and ending on June 30 and December 31 of each year, or six months after the commencement date, and continuing until terminated in accordance with the terms hereof. The Committee shall have the power to change the duration of an Offering with respect to future Offerings by giving at least fifteen (15) days' prior notice to the scheduled Offering to be affected thereby. The commencement and ending dates of each Offering are hereinafter called the "Offering Commencement Date" and "Offering Termination Date," respectively. Each Offering will provide options to eligible Employees to purchase Ordinary Shares under the Plan. Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

5.   Participation.

     (a) An eligible Employee may become a Participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the office of the Company's Chief Financial Officer or such other office designated by the Committee during the calendar month immediately preceding, and at least five (5) business days prior to, the applicable Offering Commencement Date, and such authorization shall thereupon become effective on the applicable Offering Commencement Date; provided, however, that the Board or the Committee, as the case may be, shall have the power, subject to the requirements of Section 423 of the Code and Rule 16b-3 (as defined in Section 12 below), in each case, as amended and in effect from time to time, and upon its determination that such waiver is appropriate and in the best interests of the Company, to waive the requirement that eligible Employees file payroll deduction forms during the calendar month preceding the applicable Offering Commencement Date and by the fifth business day prior to the applicable Offering Commencement Date and to fix, or to delegate to the officers of the Corporation the authority to fix, the terms and conditions of any such waiver.


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


     (b) Payroll deductions for a Participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective, or, when a Participant's authorization for a payroll deduction is filed after the fifth business day prior to the Offering Commencement Date, in accordance with applicable terms and conditions fixed pursuant to Section 5(a) above, on such later date as is determined pursuant to such terms and conditions. No payroll deductions will be commenced in any Offering after the first pay day of such Offering unless such payrolls deductions are as a result of and pursuant to a waiver made in accordance with
Section 5(a) above.

6.   Payroll Deductions.

     (a) At the time a Participant files his authorization for a payroll deduction, he shall elect to have deductions made from his pay on each pay day during the time he is a Participant in an Offering at a rate not exceeding 10% of his Base Pay on the applicable Offering Commencement Date. All payroll deductions made for a Participant shall be withheld in whole percentages only. Unless otherwise determined by the Committee, if a Participant's Base Pay changes within an Offering period, the change shall have no effect on the amount of each payroll deduction for that Offering period, but will be reflected for subsequent Offering periods. A Participant's authorization shall remain in effect for successive Offerings unless terminated in accordance with the provisions hereof.

     (b) All payroll deductions made for a Participant shall be credited to his account under the Plan. A Participant may not make any separate cash payment into such account. No interest shall be payable to a Participant on any amounts which have been credited to such account.

     (c) A Participant may discontinue his participation in the Plan as provided in Paragraph 10, but no other change can be made during an Offering and, specifically, a Participant may not alter the amount of his payroll deductions for that Offering. A Participant may increase or decrease the rate of payroll deductions for any future Offering by completing and filing with the Company a new authorization at least five (5) business days prior to the beginning of such future Offering, authorizing a change in payroll deductions.

     (d) Notwithstanding anything herein to the contrary, a Participant's payroll deduction may be decreased to 0% at any time to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof. Subject to the preceding sentence, payroll deductions shall recommence at the rate provided in such Participant's authorization at the beginning of the next succeeding Offering, unless terminated by the Participant as provided in Paragraph 10 hereof.

     (e) Notwithstanding any other provision of this Plan, if a Participant (an "Insider") who is subject to the provisions of Section 16 of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), who has elected to participate in the Plan by authorizing payroll deductions for the purchase of Ordinary Shares, terminates participation in the Plan pursuant to Paragraph 10(a) hereof, or has his payroll deductions suspended pursuant to Paragraph 10(c) hereof, such Insider shall not be permitted to resume payroll deductions under the Plan for a period of six months from the date of such termination or suspension.

7.   Granting of Option.

     (a) For each of the Offerings, a Participant shall be deemed to have been granted an option to purchase, on the applicable Offering Commencement Date, as many full shares as he will be able to purchase with the payroll deductions credited to his account during the Offering and payroll deductions carried forward from previous Offerings, rounded down to the nearest whole number of a share.

     (b) The option price of the Ordinary Shares purchased with payroll deductions made during each Offering for a Participant therein shall be the lower of:


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


          (i) 85% of (A) if the Ordinary Shares is listed on a national securities exchange in the United States on the Offering Commencement Date applicable to such Offering, the average of the high and low sale prices of the Ordinary Shares on such national securities exchange, or (B) if the Ordinary Shares is not listed on a national securities exchange, the average of the high and low sale prices of the Ordinary Shares on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), as reported by The Wall Street Journal on the Offering Commencement Date applicable to such Offering (or on the next regular Trading Day on which Ordinary Shares of the Company shall be traded in the event that Ordinary Shares shall have been traded on the Offering Commencement Date); or

          (ii) 85% of (A) if the Ordinary Shares is listed on a national securities exchange in the United States on the Offering Termination Date applicable to such Offering, the average of the high and low sale prices of the Ordinary Shares on such national securities exchange, or (B) if the Ordinary Shares is not listed on a national securities exchange, the average of the high and low sale prices of the Ordinary Shares on Nasdaq, as reported by The Wall Street Journal on the Offering Termination Date applicable to such Offering (or on the next regular Trading Day on which shares of the Ordinary Shares shall be traded in the event that no Ordinary Shares shall have been traded on the Offering Termination Date).

     Provided always that in no event shall the option price be less than the par value of the Company's Ordinary Shares.

8.   Exercise of Option.

     (a) Unless a Participant gives written notice to the Company as hereinafter provided, his option for the purchase of Ordinary Shares with payroll deductions made during an Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full Ordinary Shares which the accumulated payroll deductions in his account at that time will purchase at the applicable option price, rounded down to the nearest whole number of a share. No fractional shares will be purchased. Any excess payroll deductions accumulated in a Participant's account which are not sufficient to purchase full shares shall be retained in the Participant's account for the immediately subsequent Offering, subject to earlier withdrawal by the Participant as provided herein.

     (b) During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him.

9.   Delivery.

     As promptly as practicable after the Offering Termination Date of each Offering, the Company will arrange the delivery to each Participant of the Ordinary Shares purchased upon the exercise of his option.

10.  Withdrawal.

     (a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to his account under the Plan and not yet used to exercise the option granted to the Participant by giving written notice to the Company. All of the Participant's payroll deductions credited to his account will be paid to such Participant as soon as practicable after receipt of such notice of withdrawal and such Participant's option for such Offering will be automatically terminated, and no further payroll deductions for purchased shares will be made during the Offering. If a Participant withdraws from an Offering, payroll deductions will not resume at the beginning of the succeeding Offering unless the Participant delivers to the Company a new authorization therefor.

     (b) A Participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.


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


     (c) Upon termination of the Participant's employment for any reason, including retirement, death and disability while in the employ of the Company, his participation in the Offering shall immediately terminate and the payroll deductions credited to his account and not yet used to exercise the option will be returned to him, or, in the case of his death, to the person or persons entitle thereto under Paragraph 13.

11.  Ordinary Shares.

     (a) The maximum number of Ordinary Shares which shall be made available for sale under the Plan shall be 200,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 16. If the total number of Ordinary Shares for which options are to be exercised on a given Offering Termination Date exceeds the maximum number of shares available for sale (subject to adjustment as provided herein), the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable.

     (b) The Participant will have no interest in Ordinary Shares covered by his option until such option has been exercised.

     (c) Ordinary Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

12.  Administration.

     (a) The Plan shall be administered by the Board, or its Compensation Committee.

     (b) The Board or the Committee, as the case may be, shall have the plenary power, subject to and within the limits of the express provisions of the Plan:

          (i) to construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, or the Committee, as the case may be, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise, may correct any defect, and reconcile any inconsistency in the Plan or in any instrument associated with the Plan in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective, and

          (ii) to establish the terms of each Offering of Ordinary Shares under the Plan.

     Notwithstanding the foregoing provisions of this Paragraph 12, in the event that Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any Committee or person that is not "disinterested" as that term is used in Rule 16b-3.

     The terms and conditions of options granted hereunder to, and the purchase of shares by, Insiders, shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.


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13.  Designation of Beneficiary.

     A Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death subsequent to an Offering Termination Date on which the Participant's option is exercised but prior to delivery to such Participant of such Ordinary Shares and/or cash. Such designation of beneficiary may be changed by the Participant at any time by written notice on a form supplied by the Company. Upon the death of a Participant and upon receipt by the Company of proof of the identity and existence, at the Participant's death, of a beneficiary validly designated by him under the Plan, the Company shall deliver such to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the cash credited to the Participant under the Plan.

14.  Transferability.

     Neither payroll deductions credited to a Participant's accounts nor any rights with regard to the exercise of an option or to receive Ordinary Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant otherwise than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 10 hereof.

     The Company may require each Participant who acquired Ordinary Shares under the Plan, as a condition of such acquisition, to notify the Company in the event he disposes of the Ordinary Shares before the second anniversary of the Offering Commencement Date on which the option with respect to such Ordinary Shares was acquired, and in the event of such disposition while an employee of the Company, and upon the exercise of the option, the Company may withhold from such Participant's Base Pay such amount as it reasonably determines to be necessary to satisfy the Company's obligation to withhold for federal and state taxes with respect to such event.

15.  Use of Funds.

     All interest on the payroll deductions received or held by the Company under this Plan shall be for the benefit of the Company and the Participants shall not be entitled to any interest thereon.

16.  Adjustments Upon Changes in Capitalization.

     (a) Changes in Capitalization

     Subject to any required action by the shareholders of the Company, the number of Ordinary Shares as well as the price per Ordinary Share covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Ordinary Shares resulting from a stock split, reverse stock split, stock dividend, stock dividend, combination or reclassification of the Ordinary
Shares, or any other increase or decrease in the number of Ordinary Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of Ordinary Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Ordinary Shares subject to an option.


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     (b) Dissolution or Liquidation

     In the event of the proposed dissolution or liquidation of the Company, the Offering will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board or the Committee, as the case may be.

     (c) Merger Or Asset Sale

     In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall, to the extent permitted by all applicable laws, be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board or the Committee, as the case may be, determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering period then in progress by setting a new Offering Termination Date (the "New Termination Date"). If the Board of the Committee, as the case may be, shortens the Offering then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board or the Committee, as the case may be, shall notify each Participant in writing, at least ten (10) business days prior to the New Termination Date, of the New Termination Date and that his option will be exercised automatically on the New Termination Date, unless prior to such date he has withdrawn from the Offering as provided for herein. For purposes of this Paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each Ordinary Share subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Ordinary Shares for each Ordinary Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if such consideration received in the sale of assets or merger was not solely Ordinary Shares of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board or the Committee, as the case may be, may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely Ordinary Shares of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Ordinary Shares in the sale of assets or merger.

17.  Reports.

     Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participant at least annually, within such time as the Board may reasonably determine, which statements will set forth the amount of payroll deductions, the purchase price, the number of shares purchased and the remaining cash balance, if any, or such other information as the Board or the Committee may determine.

18.  Amendment or Termination.

     The Board or the Committee, as the case may be, may at any time and for any reason, terminate or amend the Plan. Except as hereinafter provided, no termination or amendment will affect or change options previously granted to any Participant, nor may any amendment be made without prior approval of the shareholders of the Company if such amendment would increase the number of shares which may be issued under the Plan.

19.  Notices.

     All notices or other communications by a Participant to the Company under or in connection with the Plan shall be in writing on a form provided by the Company and shall be deemed to have been duly given when received at the location or by the person designated by the Company for the receipt thereof.


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20.  Conditions Upon Issuance of Shares.

     Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

21.  Term of Plan.

     The Plan has been adopted by the Board and is effective as of March 14, 1994. The Plan shall continue in effect for a term of ten (10) years thereafter unless sooner terminated under Section 18 hereof or until the number of Ordinary Shares reserved for issuance hereunder is exhausted.


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